EXHIBIT 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Ordinary Shares, par value US$0.0001 per share, of Xueda Education Group, a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

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Signature Page

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 14, 2011.

CDH Xueda Limited

By:	/s/ Kiang Hua Lew
Name: Kiang Hua Lew
Title: Director

CDH Venture Partners, L.P.

By:	CDH Venture GP I Company Limited, its
general partner

By:	/s/ William Hsu
Name: William Hsu
Title: Director

CDH Venture GP I Company Limited

By:	/s/ William Hsu
Name: William Hsu
Title: Director

Gongquan Wang

/s/ Gongquan Wang
Gongquan Wang